SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2004

ADVANCED POWER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16047	93-0875072
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 SW Columbia Street,
Bend, Oregon 97702

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:

(541) 382-8028

Item 5. Other Events and Required Disclosure

On July 22, 2004, the Registrant announced the following financial results and developments:

For the second quarter of 2004, revenues were a record $18.1 million, up 45 percent from $12.5 million in the same period in fiscal 2003 and up sequentially 20 percent from $15.1 million in the first quarter of 2004.  Net income in accordance with generally accepted accounting principles (“GAAP”) was $869,000, or $0.08 per diluted share.  This compares to the net loss of $119,000, in the same period in fiscal 2003, or $(0.01) per share, and to a net income in the first quarter of 2004 of $283,000 or $0.03 per diluted share.  On a GAAP basis, gross margin for the second quarter of 2004 was 38.0 percent of revenue compared to 35.5 percent in the same period in fiscal 2003 and 36.1 percent in the prior quarter.

Selling, general and administrative (“SG&A”) expenses in the second quarter of 2004 were $5.1 million and included $1.3 million of legal fees related to a patent litigation matter active during the quarter.  Summary judgment in favor of the Company, dismissing IXYS Corporation’s claims of patent infringement against the Company, was granted by the U.S. District Court on June 16, 2004. The Court held that IXYS’ United States Patent Nos. 5,486,715 and 5,801,419 are not infringed by APT’s power MOSFET products, and further held that “IXYS’s patents are invalid because obvious.”

ADVANCED POWER TECHNOLOGY, INC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Revenues, net	$18,061	$12,487	$33,154	$23,646

Cost of goods sold	10,915	7,777	20,282	15,529
Amortization of technology rights & other	274	280	548	564
Total cost of goods sold	11,189	8,057	20,830	16,093

Gross profit	6,872	4,430	12,324	7,553

Operating expenses:
Research and development	783	668	1,670	1,501
Selling, general and administrative	5,130	3,703	9,240	7,394
Restructuring charges	115	—	321	240
Total operating expenses	6,028	4,371	11,231	9,135

Income (loss) from operations	844	59	1,093	(1,582)

Other income (expense), net:
Interest, net	41	52	81	108
Other, net	12	(145)	6	(134)

Income (loss) before income taxes	897	(34)	1,180	(1,608)

Provision (benefit) for income taxes	28	85	28	(480)

Net Income (loss)	$869	$(119)	$1,152	$(1,128)

Net Income (loss) per share:
Basic	$0.08	$(0.01)	$0.11	$(0.11)
Diluted	$0.08	$(0.01)	$0.10	$(0.11)
Weighted average number of shares used in the computation of net income (loss) per share:
Basic	10,605	10,404	10,556	10,402
Diluted	11,261	10,404	11,212	10,402

ADVANCED POWER TECHNOLOGY, INC

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2004	Dec. 31, 2003

Assets
Current assets:
Cash and cash equivalents	$10,168	$11,564
Short term investments in available-for-sale securities	3,800	4,000
Accounts receivable, net	10,895	7,564
Inventories, net	12,944	12,382
Prepaid and other current assets	2,414	2,436
Total current assets	40,221	37,946

Property and equipment, net	11,174	11,002
Long term investments in available-for-sale securities	2,005	1,000
Other assets	53	174
Intangible assets, net	8,272	8,811
Goodwill	15,570	15,570
Total assets	$77,295	$74,503

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,771	$3,471
Accrued expenses	2,423	2,695
Total current liabilities	7,194	6,166

Other long term liabilities	117	127
Total liabilities	7,311	6,293

Stockholders’ equity:
Common stock	108	106
Additional paid in capital	89,116	88,625
Treasury stock	(1,761)	(1,761)
Deferred stock compensation	—	(21)
Accumulated other comprehensive income	417	309
Accumulated deficit	(17,896)	(19,048)
Total stockholders’ equity	69,984	68,210
Total liabilities and stockholders’ equity	$77,295	$74,503

Item 12. Results of Operations and Financial Condition

The Registrant’s media release dated July 22, 2004, regarding results for the quarter ended June 30, 2004 and guidance for the quarter ending September 30, 2004, is attached hereto as Exhibit 99.1.  This information is being furnished under Item 12 of Form 8-K, and shall not be deemed “filed” for purposes of Section 18 or the Securities Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Section 13 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized this 23rd day of July, 2004.

ADVANCED POWER TECHNOLOGY, INC.

BY:	/s/ GREG M. HAUGEN
Greg M. Haugen
Vice President, Finance and Administration,
Chief Financial Officer and Secretary
(Principal Financial Officer)

EXHIBIT LIST

Exhibit No.	Description

99.1	Media Release dated July 22, 2004, “Advanced Power Reports Strong Second Quarter Results, Sees Increasing Revenue and Profit by the Third Quarter.”